UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 17, 2017

Algodon Wines and Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03. Material Modification to Rights of Security Holders

Please see the description in Item 5.03 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2017, the Board of Directors of Algodon Wines & Luxury Development Group, Inc. (the “Company”) reappointed Scott Mathis to continue to serve in the capacity of Chief Executive Officer of the Company and Maria Echevarria to continue to serve in the capacity of Chief Financial Officer of the Company.

In connection with the reappointment of the CEO and CFO, on December 17, 2017, the Board of Directors granted options to the CEO to acquire 300,000 shares of common stock of the Company and to the CFO to acquire 50,000 shares of common stock of the Company at an exercise price of $1.10 per share. One year from the date of grant, 25% of the options vest, with the remaining 75% vesting in equal quarterly installments thereafter. The options expire on December 17, 2022.

In connection with services provided by two members of the Board of Directors, on December 17, 2017, the Board of Directors granted options to acquire 50,000 shares of common stock of the Company at an exercise price of $1.10 per share to two of the members of the Board of Directors. One year from the date of grant, 25% of the options vest, with the remaining 75% vesting in equal quarterly installments thereafter. The options expire on December 17, 2022.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in a Fiscal Year.

On December 17, 2017, the Board of Directors approved amendments to the Amended and Restated Bylaws of the Company which changed the quorum requirement from “the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, will constitute a quorum,” to now read, “the holders of not less than 33% of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, will constitute a quorum.”

In addition, the Board of Directors changed the stockholder vote required to authorize any corporate action other than the election of directors from a “majority in voting power of the shares entitled to vote on the subject matter” to now require “a majority in voting power of the shares entitled to vote on a subject matter and present at the meeting, whether in person or by proxy.” A copy of the amendments to the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.2.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 17, 2017, the Board of Directors approved technical and administrative amendments to the Company’s Code of Business Conduct and Whistleblower Policy. A copy of the amended Code of Business Conduct and Whistleblower Policy of the Company is attached hereto as Exhibit 14.1.

Item 8.01. Other Events.

On September 28, 2017, the stockholders of the Company approved a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-six (1:6), or anywhere between, if required for the uplisting of the Company’s common stock to a national exchange. On December 17, 2017, the Board of Directors approved a reverse stock split of the outstanding shares of common stock of one-for-five shares (1:5), if required, effective upon the listing of the Company’s common stock on a national exchange.

On December 17, 2017, the Board of Directors approved amendments to the Company’s Audit Committee Charter, effective upon the uplisting of the Company’s common stock to a national exchange to change, among other items, the number of independent directors from at least two to at least three.

On December 17, 2017, the Board of Directors adopted the Compensation Committee Charter effective upon the uplisting of the Company’s common stock to a national exchange.

On December 17, 2017, the Board of Directors approved adjustments to the purchase price or exercise price and to the number of shares of common stock issuable upon exercise of outstanding options and warrants.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amendments to the Amended and Restated Bylaws as adopted December 17, 2017.

14.1	Code of Business Conduct and Ethics and Whistleblower Policy of the Company, as amended on December 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of December 2017.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO